                        AMENDMENT TO CUSTODIAN CONTRACT

        This Amendment to the Custodian Contract is made as of July 2, 2001 by and between Trust for Credit Unions (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

        WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of May 10, 1988 (as amended and in effect from time to time, the "Contract");

        WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made such separate series listed on Attachment I attached hereto subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

        WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract relating to foreign custody and dated September 18, 1989, is hereby deleted and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

II. Articles 4 through 18 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 19, respectively.

III. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.      PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

3.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.    THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

        3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

        3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager; such agreement will not be unreasonably withheld. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

        3.2.3   SCOPE OF DELEGATED RESPONSIBILITIES:

                (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder. When the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a) hereof, the Foreign Custody Manager will arrange the transfer of affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

        3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

        3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change. If the Foreign Custody Manager determines that a foreign custodian that holds Foreign Assets has ceased to be an Eligible Foreign Custodian, and if the Foreign Custody Manager has not selected an alternative Eligible Foreign Custodian in accordance with
Section 3.2.3(a), the Foreign Custody Manager will promptly notify the Board or the Fund's duly authorized investment manager or investment advisor.

        3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it (including, without limitation, the reporting responsibilities in Section 3.2.5), the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

        3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

        3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3     ELIGIBLE SECURITIES DEPOSITORIES.

        3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

        The Custodian shall notify the Fund (or its duly-authorized investment manager or investment adviser) if and when a foreign securities depository no longer meets the definition of an Eligible Securities Depository as set forth in section (b)(1) of Rule 17f-7.

        3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto, as amended from time to time by the Custodian and provided to the Fund.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIEs. The Custodian shall identify on its books as belonging to each applicable Portfolio the foreign securities (including cash equivalents as may be appropriate) held by each Foreign Sub-Custodian or Foreign Securities System. The

Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to each Portfolio involved and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities (including cash equivalents as may be appropriate) shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.    TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

        4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities (including cash equivalents as may be appropriate) of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

        (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

        (ii) in connection with any repurchase agreement related to foreign securities;

        (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

        (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

        (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

        (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

        (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

        (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

        (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

        (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (xi)    in connection with the lending of foreign securities; and

        (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

        4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

        (i) upon the purchase of foreign securities (including cash equivalents as may be appropriate) for the Portfolio, unless otherwise directed by Proper Instructions: in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

        (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

        (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

        (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

        (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (vi) for payment of part or all of the dividends received in respect of securities sold short;

        (vii) in connection with the borrowing or lending of foreign securities; and

        (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, provided that such practices are generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Section 4.4.3, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities (including cash equivalents as may be appropriate) maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice. The Custodian agrees to timely notify the Fund of open physical re-registration of foreign securities.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME . The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In any case in which the Custodian does not receive payment within a reasonable time after it has made proper demands therefor and in the event that extraordinary measures are required to collect such income, the Custodian shall immediately notify the Fund and they shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities (including cash equivalents as may be appropriate) held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities (including cash equivalents as may be appropriate) being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual or effective possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.   LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.   TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.   LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

V. The obligations of the Fund under this Amendment are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the fund and its assets. No Class or Portfolio of the Fund shall be liable for the obligations of any other Class or Portfolio hereunder.

                 [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                           STATE STREET BANK and TRUST COMPANY


/s/ RAELENE S. LAPLANT                  By: /s/ JOSEPH L. HOOLEY
------------------------                    ------------------------------------
Raelene S. LaPlante                     Name: Joseph L. Hooley
Vice President                          Title: Executive Vice President


WITNESSED BY:                           TRUST FOR CREDIT UNIONS


/s/ DEBORAH FARRELL                     By: /s/ JOHN PERLOWSKI
------------------------                    ------------------------------------
*[name] Deborah Farrell                 Name: John Perlowski
[title] Asst. Secretary                 Title: Treasurer

                                  ATTACHMENT I

                             Dated: August 2, 2001

                       to Amendment dated August 2, 2001

                      to Custody Contract of May 10, 1988
                                    between
                            Trust For Credit Unions
                                      and
                      State Street Bank and Trust Company

PORTFOLIO/SERIES                                      DATE OF CUSTODY

TRUST FOR CREDIT UNIONS
        Money Market Portfolio
        Government Securities Portfolio
        Mortgage Securities Portfolio

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



COUNTRY                  SUBCUSTODIAN


Argentina                Citibank, N.A.


Australia                Westpac Banking Corporation


Austria                  Erste Bank der Osterreichischen Sparkassen AG


Bahrain                  HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Bangladesh               Standard Chartered Bank


Belgium                  Fortis Bank nv-sa


Benin                    via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast


Bermuda                  The Bank of Bermuda Limited


Bolivia                  Citibank, N. A.


Botswana                 Barclays Bank of Botswana Limited


Brazil                   Citibank, N.A.


Bulgaria                 ING Bank N.V.


Burkina Faso             via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast


Canada                   State Street Trust Company Canada


Chile                    BankBoston, N.A.


People's Republic        Hongkong and Shanghai Banking Corporation Limited,
of China                 Shanghai and Shenzhen branches


06/30/01                               1

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



COUNTRY                  SUBCUSTODIAN


Colombia                 Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica               Banco BCT S.A.


Croatia                  Privredna Banka Zagreb d.d


Cyprus                   The Cyprus Popular Bank Ltd.


Czech Republic           Ceskoslovenska Obchodni Banka, A.S.


Denmark                  Danske Bank A/S


Ecuador                  Citibank, N.A.


Egypt                    HSBC Bank Egypt S.A.E.
                         (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Estonia                  Hansabank


Finland                  Merita Bank Plc.


France                   BNP Paribas Securities Services, S.A.


Germany                  Dresdner Bank AG


Ghana                    Barclays Bank of Ghana Limited


Greece                   National Bank of Greece S.A.


Guinea-Bissau            via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast


Hong Kong                Standard Chartered Bank


06/30/01                               2

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



COUNTRY                  SUBCUSTODIAN


Hungary                  Citibank Rt.
                         (converting to Bank Austria Creditanstalt Rt August 10,
                         2001)


Iceland                  Icebank Ltd.


India                    Deutsche Bank AG

                         Hongkong and Shanghai Banking Corporation Limited


Indonesia                Standard Chartered Bank


Ireland                  Bank of Ireland


Israel                   Bank Hapoalim B.M.


Italy                    BNP Paribas, Italian Branch


Ivory Coast              Societe Generale de Banques en Cote d'Ivoire


Jamaica                  Scotiabank Jamaica Trust and Merchant Bank Ltd.


Japan                    The Fuji Bank, Limited

                         Sumitomo Mitsui Banking Corporation


Jordan                   HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Kazakhstan               HSBC Bank Kazakhstan
                         (as delegate of the Hongkong and Shanghai Banking
                         Corporation Limited)


Kenya                    Barclays Bank of Kenya Limited


Republic of Korea        Hongkong and Shanghai Banking Corporation Limited


Latvia                   A/s Hansabanka


06/30/01                               3

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



COUNTRY                  SUBCUSTODIAN


Lebanon                  HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Lithuania                Vilniaus Bankas AB


Malaysia                 Standard Chartered Bank Malaysia Berhad


Mali                     via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast


Mauritius                Hongkong and Shanghai Banking Corporation Limited


Mexico                   Citibank Mexico, S.A.


Morocco                  Banque Commerciale du Maroc


Namibia                  Standard Bank Namibia Limited               -


Netherlands              Fortis Bank (Nederland) N.V.


New Zealand              Westpac Banking Corporation

Niger                    via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast

Nigeria                  Stanbic Merchant Bank Nigeria Limited


Norway                   Christiania Bank og Kreditkasse ASA

Oman                     HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                 Deutsche Bank AG


Palestine                HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking
                         Corporation Limited)


06/30/01                               4

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



COUNTRY                  SUBCUSTODIAN


Panama                   BankBoston, N.A.


Peru                     Citibank, N.A.


Philippines              Standard Chartered Bank

Poland                   Bank Handlowy w Warszawie S.A.


Portugal                 Banco Comercial Portugues


Qatar                    HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Romania                  ING Bank N.V.


Russia                   Credit Suisse First Boston AO - Moscow
                         (as delegate of Credit Suisse First Boston - Zurich)


Senegal                  via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast


Singapore                The Development Bank of Singapore Limited


Slovak Republic          Ceskoslovenska Obchodni Banka, A.S.


Slovenia                 Bank Austria Creditanstalt d.d. - Ljubljana


South Africa             Standard Bank of South Africa Limited


Spain                    Banco Santander Central Hispano S.A.


Sri Lanka                Hongkong and Shanghai Banking Corporation Limited


Swaziland                Standard Bank Swaziland Limited


06/30/01                               5

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



COUNTRY                  SUBCUSTODIAN


Sweden                   Skandinaviska Enskilda Banken


Switzerland              UBS AG


Taiwan - R.O.C.          Central Trust of China


Thailand                 Standard Chartered Bank


Togo                     via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast


Trinidad & Tobago        Republic Bank Limited


Tunisia                  Banque Internationale Arabe de Tunisie


Turkey                   Citibank, N.A.


Ukraine                  ING Bank Ukraine


United Arab Emirates     HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking
                         Corporation Limited)

United Kingdom           State Street Bank and Trust Company,  London Branch


Uruguay                  BankBoston, N.A.


Venezuela                Citibank, N.A.


Vietnam                  The Hongkong and Shanghai
                         Banking Corporation Limited

Zambia                   Barclays Bank of Zambia Limited


Zimbabwe                 Barclays Bank of Zimbabwe Limited


06/30/01                               6

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

Argentina                   Caja de Valores S.A.

Australia                   Austraclear Limited

                            Reserve Bank Information and Transfer System

Austria                     Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)

Belgium                     Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                            Banque Nationale de Belgique

Benin                       Depositaire Central - Banque de Reglement

Brazil                      Companhia Brasileira de Liquidacao e Custodia

                            Sistema Especial de Liquidacao e de Custodia (SELIC)

                            Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                    Central Depository AD

                            Bulgarian National Bank

Burkina Faso                Depositaire Central - Banque de Reglement

Canada                      Canadian Depository for Securities Limited

Chile                       Deposito Central de Valores S.A.

People's Republic           Shanghai Securities Central Clearing & Registration Corporation
of China
                            Shenzhen Securities Central Clearing Co., Ltd.

Colombia                    Deposito Centralizado de Valores

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

Costa Rica                  Central de Valores S.A.

Croatia                     Ministry of Finance

                            National Bank of Croatia

                            Sredisnja Depozitarna Agencija d.d.

Czech Republic              Stredisko cennych papiru

                            Czech National Bank

Denmark                     Vaerdipapircentralen (Danish Securities Center)

Egypt                       Misr for Clearing, Settlement, and Depository

Estonia                     Eesti Vaartpaberite Keskdepositoorium

Finland                     Finnish Central Securities Depository

France                      Euroclear France

Germany                     Clearstream Banking AG, Frankfurt

Greece                      Bank of Greece,
                            System for Monitoring Transactions in Securities in Book-Entry Form

                            Apothetirion Titlon AE - Central Securities Depository

Guinea-Bissau               Depositaire Central - Banque de Reglement

Hong Kong                   Central Clearing and Settlement System

                            Central Moneymarkets Unit

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

Hungary                     Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                     Iceland Securities Depository Limited

India                       National Securities Depository Limited

                            Central Depository Services India Limited

                            Reserve Bank of India

Indonesia                   Bank Indonesia

                            PT Kustodian Sentral Efek Indonesia

Israel                      Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy                       Monte Titoli S.p.A.

Ivory Coast                 Depositaire Central - Banque de Reglement

Jamaica                     Jamaica Central Securities Depository

Japan                       Japan Securities Depository Center (JASDEC)

                            Bank of Japan Net System

Kazakhstan                  Central Depository of Securities

Kenya                       Central Bank of Kenya

Republic of Korea           Korea Securities Depository

Latvia                      Latvian Central Depository

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

Lebanon                     Custodian and Clearing Center of Financial Instruments for
                            Lebanon and the Middle East (Midclear) S.A.L.

                            Banque du Liban

Lithuania                   Central Securities Depository of Lithuania

Malaysia                    Malaysian Central Depository Sdn. Bhd.

                            Bank Negara Malaysia,
                            Scripless Securities Trading and Safekeeping System

Mali                        Depositaire Central - Banque de Reglement

Mauritius                   Central Depository and Settlement Co. Ltd.

                            Bank of Mauritius

Mexico                      S.D. INDEVAL (Instituto para el Deposito de Valores)

Morocco                     Maroclear

Netherlands                 Nederlands Centraal Instituut voor
                            Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                 New Zealand Central Securities Depository Limited

Niger                       Depositaire Central - Banque de Reglement

Nigeria                     Central Securities Clearing System Limited

Norway                      Verdipapirsentralen (Norwegian Central Securities Depository)

Oman                        Muscat Depository & Securities Registration Company, SAOC

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

Pakistan                    Central Depository Company of Pakistan Limited

                            State Bank of Pakistan

Palestine                   Clearing Depository and Settlement, a department
                            of the Palestine Stock Exchange

Peru                        Caja de Valores y Liquidaciones, Institucion de
                            Compensacion y Liquidacion de Valores S.A


Philippines                 Philippine Central Depository, Inc.

                            Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                      National Depository of Securities
                            (Krajowy Depozyt Papierow Wartosciowych SA)

                            Central Treasury Bills Registrar

Portugal                    Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                     National Securities Clearing, Settlement and Depository Company

                            Bucharest Stock Exchange Registry Division

                            National Bank of Romania

Russia                      Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal                     Depositaire Central - Banque de Reglement

Singapore                   Central Depository (Pte) Limited

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

                            Monetary Authority of Singapore

Slovak Republic             Stredisko cennych papierov SR, a.s.

                            National Bank of Slovakia

Slovenia                    Klirinsko Depotna Druzba d.d.

South Africa                Central Depository Limited

                            Share Transactions Totally Electronic (STRATE) Ltd.

Spain                       Servicio de Compensacion y Liquidacion de Valores, S.A.

                            Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                   Central Depository System (Pvt) Limited

Sweden                      Vardepapperscentralen  VPC AB
                            (Swedish Central Securities Depository)

Switzerland                 SegaIntersettle AG (SIS)

Taiwan - R.O.C.             Taiwan Securities Central Depository Co., Ltd.

Thailand                    Thailand Securities Depository Company Limited

Togo                        Depositaire Central - Banque de Reglement

Tunisia                     Societe Tunisienne Interprofessionelle pour la
                            Compensation et de Depots des Valeurs Mobilieres

Turkey                      Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                      STATE STREET                    SCHEDULE B
                                 GLOBAL CUSTODY NETWORK
                        DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                     DEPOSITORIES

                            Central Bank of Turkey

Ukraine                     National Bank of Ukraine

                            Mizhregionalny Fondovy Souz

United Arab Emirates        Clearing and Depository System,
                            a department of theDubai Financial Market

Venezuela                   Banco Central de Venezuela

Zambia                      LuSE Central Shares Depository Limited

                            Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                              BRIEF DESCRIPTION
-------------------------------                              -----------------
(SCHEDULED FREQUENCY)
The Guide to Custody in World Markets   An overview of settlement and safekeeping procedures,
-------------------------------------   custody practices and foreign investor considerations for the
(hardcopy annually and regular          markets in which State Street offers custodial services.
website updates)


Global Custody Network Review           Information relating to Foreign Sub-Custodians in State
-----------------------------           Street's Global Custody Network.  The Review stands as an integral
(annually)                              part of the materials that State Street provides to its U.S.
                                        mutual fund clients to assist them in complying with SEC
                                        Rule 17f-5. The Review also gives insight into State
                                        Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to
                                        monitor the financial condition and performance of our
                                        Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign Securities Depositories
----------------------------            presently operating in Network markets.  This publication is an
(annually)                              integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational
                                        obligations created by SEC Rule 17f-7.

Global Legal Survey                     With respect to each market in which State Street offers
-------------------                     custodial services, opinions relating to whether local law restricts
(annually)                              (i) access of a fund's independent public accountants to
                                        books and records of a Foreign Sub-Custodian or Foreign
                                        Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to
                                        recover in the event of a loss by a Foreign Sub-Custodian or
                                        Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S.
                                        dollars.

Subcustodian Agreements                 Copies of the contracts that State Street has entered into
-----------------------                 with each Foreign Sub-Custodian that maintains U.S. mutual fund assets
(annually)                              in the markets in which State Street offers custodial services.

Global Market Bulletin                  Information on changing settlement and custody conditions in
----------------------                  markets where State Street offers custodial services. Includes changes in
(daily or as necessary)                 market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories              For those markets where State Street offers custodial services that exhibit
(as necessary)                          special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying materials confirming State Street's
(presently on a quarterly               foreign custody arrangements, including a summary of material changes with
basis or as otherwise necessary)        Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.